Mitek Reports 40% Revenue Growth in Record Second Quarter

SAN DIEGO, CA, May 1, 2019 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced its financial results for the second quarter of fiscal 2019 ended March 31, 2019.

Fiscal Second Quarter 2019 Financial Highlights

•Total revenue increased 40% year over year to $20.0 million in a record second quarter.
•GAAP net loss was $(0.7) million, or $(0.02) per share.
•Non-GAAP net income increased 28% year over year to $2.7 million, or $0.07 per diluted share.
•Cash flow from operations was $4.3 million.
•Total cash and investments were $24.6 million at the end of the fiscal second quarter.

Commenting on the results and the process to review strategic alternatives, Max Carnecchia, CEO of Mitek, said:

“Today, customer relationships are being established without ever physically meeting. Identity verification is foundational to trust between parties in these interactions, and Mitek’s mission is empowering trust and convenience in these essential relationships. We took another important step in delivering on that mission during the quarter, resulting in our significant operating progress and record second quarter revenue driven by strong growth in both of our product families.”

“Over the past several months, our Board of Directors has led a process to engage with several interested parties to evaluate the relative benefits of various strategic alternatives, with a view to maximizing value for our shareholders. Following a thorough review of the results, the Board of Directors determined that there were no offers that it deemed in the best interest of Mitek shareholders, and today, we are announcing that we have concluded this process. We continue to focus on maximizing the significant opportunities we see for Mitek in the marketplace and remain thoroughly committed to delivering shareholder value through operating and growing the business.”

Fiscal 2019 Financial Guidance

For the fiscal year ending September 30, 2019, the Company is updating its previously provided guidance for full year total revenue of $84 million to $86 million, which would represent growth between 32% and 35% year over year and continues to expect to generate a non-GAAP profit margin of approximately 18% to 20%.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results.

To access the live call, dial 800-667-5617 (US and Canada) or +1 334-323-0509 (International) and give the participant passcode 9443215.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification solutions built on the latest advancements in AI and machine learning. Mitek’s identity verification solutions enable an enterprise to verify a user’s identity during a digital transaction, which assists financial institutions, payments companies and other businesses operating in highly regulated markets in mitigating financial risk and meeting regulatory requirements while increasing revenue from digital channels. Mitek also reduces the friction in the users’ experience with advanced data prefill and automation of the onboarding process. Mitek’s innovative solutions are embedded into the apps of more than 6,500 organizations and used by more than 80 million consumers for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, costs associated with our strategic process, executive transition costs, income tax effect of pre-tax adjustments, impact of tax reform on deferred taxes, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	March 31, 2019	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$18,745	$9,028
Short-term investments	5,861	8,448
Accounts receivable, net	11,862	16,821
Prepaid expenses	2,070	2,278
Other current assets	2,600	1,053
Total current assets	41,138	37,628
Property and equipment, net	4,604	4,665
Goodwill and intangible assets	61,908	67,354
Deferred income tax assets	17,580	15,356
Other non-current assets	2,410	2,147
Total assets	$127,640	$127,150
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,117	$3,573
Accrued payroll and related taxes	5,465	7,915
Deferred revenue, current portion	7,973	4,792
Acquisition-related contingent consideration	1,162	1,849
Other current liabilities	1,639	2,278
Total current liabilities	19,356	20,407
Deferred revenue, non-current portion	516	485
Deferred income tax liabilities	7,916	8,162
Other non-current liabilities	1,783	2,702
Total liabilities	29,571	31,756
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 39,348,080 and 37,961,224 issued and outstanding, as of December 31, 2018 and September 30, 2018, respectively	39	38
Additional paid-in capital	124,613	116,944
Accumulated other comprehensive loss	(2,594)	(586)
Accumulated deficit	(23,989)	(21,002)
Total stockholders’ equity	98,069	95,394
Total liabilities and stockholders’ equity	$127,640	$127,150

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Revenue
Software and hardware	$10,585	$8,773	$20,580	$15,979
Service and other	9,398	5,504	17,086	10,434
Total revenue	19,983	14,277	37,666	26,413
Operating costs and expenses
Cost of revenue—software and hardware	907	485	1,752	1,204
Cost of revenue—service and other	2,084	1,232	4,117	2,130
Selling and marketing	6,752	5,348	13,960	10,123
Research and development	5,290	3,501	9,778	6,781
General and administrative	4,827	3,773	10,669	7,290
Acquisition-related costs and expenses	1,773	1,203	3,600	2,462
Total operating costs and expenses	21,633	15,542	43,876	29,990
Operating loss	(1,650)	(1,265)	(6,210)	(3,577)
Other income, net	140	204	154	394
Loss before income taxes	(1,510)	(1,061)	(6,056)	(3,183)
Income tax benefit (provision)	794	(99)	2,149	(3,713)
Net loss	$(716)	$(1,160)	$(3,907)	$(6,896)
Net loss per share—basic and diluted	$(0.02)	$(0.03)	$(0.10)	$(0.20)
Shares used in calculating net loss per share—basic and diluted	38,926	34,976	38,583	34,587

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Net loss	$(716)	$(1,160)	$(3,907)	$(6,896)
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,773	1,203	3,600	2,462
Litigation costs	—	—	—	50
Costs associated with strategic process	219	—	1,083	—
Executive transition costs(1)	—	—	251	—
Stock compensation expense	2,353	2,058	5,023	3,947
Income tax effect of pre-tax adjustments	(976)	(978)	(2,237)	(1,938)
Impact of tax reform on deferred taxes	—	—	—	4,417
Cash tax difference(2)	85	1,024	(29)	1,136
Non-GAAP net income	2,738	2,147	3,784	3,178
Non-GAAP income per share—basic	$0.07	$0.06	$0.10	$0.09
Non-GAAP income per share—diluted	$0.07	$0.06	$0.09	$0.09
Shares used in calculating non-GAAP net income per share—basic	38,926	34,976	38,583	34,587
Shares used in calculating non-GAAP net income per share—diluted	40,808	36,667	40,561	36,526

1.Comprised of costs associated with the transition of the Company’s executive officers. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our Company and it makes it difficult to make period-to-period comparisons of our operating performance.
2.The Company’s non-GAAP net income is calculated using the cash tax rate of 3% in each of fiscal years 2019 and 2018. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the three months ended March 31, 2019 and 2018 was 53% and negative 9%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the six months ended March 31, 2019 and 2018 was 35% and negative 117%, respectively.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com